SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
September 14, 2009
Date of Report
(Date of Earliest Event Reported)
Synovus Financial Corp.
(Exact Name of Registrant as Specified in its Charter)

Georgia	1-10312	58-1134883

(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1111 Bay Avenue, Suite 500, Columbus, Georgia 31901
(Address of principal executive offices) (Zip Code)
(706) 649-2311
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events
Capital Plan
     On September 14, 2009, Synovus Financial Corp. (the “Company”) issued a press release announcing a capital plan pursuant to which the Company will undertake initiatives expected to increase its Tier 1 capital by approximately $400 million and improve its tangible common equity to tangible assets ratio by an amount that is representative of an additional $100 million of capital. The Company also announced a $0.01 per share third quarter dividend on its common stock. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated into this Item 8.01 by this reference.
Risk Factors
     The Risk Factors included in Exhibit 99.2 and incorporated into this Item 8.01 by this reference update and supersede the factors discussed in Part I under the caption “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2008 (the “2008 10-k“) and in Part II under the caption “Item 1A. Risk Factors” in our Quarterly Reports on Form 10-Q for the period ended March 31, 2009 and June 30, 2009.
Supplemental Information
     The table set forth below supresedes and corrects certain figures as reported in Table 21 — Nonperforming Assets and Past Due Loans in the section captioned “Management’s Discussion and Analysis” of the Company’s 2008 10-K.

Nonperforming Assets and Past Due Loans
(Dollars in thousands)

	December 31,
	2008	2007	2006	2005	2004

Nonperforming loans	$921,708	342,082	96,622	82,175	80,456
Other real estate	246,121	101,487	25,923	16,500	21,492
Impaired loans held for sale	3,527	—	—	—	—

Nonperforming assets	$1,171,356	443,569	122,545	98,675	101,948

Net charge-offs	$469,195	117,055	60,217	58,665	41,515
Net charge-offs/average loans	1.71%	0.44	0.24	0.27	0.21
Loans 90 days past due and still accruing interest total outstanding	$38,794	33,663	34,495	16,023	18,138

As a % of loans	0.14%	0.13	0.14	0.07	0.09

Total past due loans and still accruing	$362,538	270,496	155,058	93,291	84,458
As a % of loans	1.30%	1.02	0.63	0.44	0.43
Allowance for loan losses	$598,301	367,613	314,459	289,612	265,745

Allowance for loan losses as a % of loans	2.14%	1.39	1.28	1.35	1.36

As a % of loans and other real estate:
Nonperforming loans	3.28%	1.29	0.39	0.38	0.41
Other real estate	0.88	0.38	0.11	0.08	0.11

Nonperforming assets	4.16%	1.67	0.50	0.46	0.52

Allowance for loan losses to nonperforming loans	64.91%	107.46	325.45	352.43	330.30

Item 9.01	Financial Statements and Exhibits

	(d)	Exhibits

	Exhibit No.	Description

	99.1	Synovus press release dated September 14, 2009—filed herewith

	99.2	Supplemental Information—filed herewith

Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNOVUS FINANCIAL CORP.
Dated: September 14, 2009	By:	/s/ Samuel F. Hatcher
Samuel F. Hatcher
Executive Vice President, General Counsel and Secretary

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